UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2019

MACOM Technology Solutions Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts 01851
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (978) 656-2500
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	MTSI	Nasdaq Global Select Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on April 6, 2019, Robert J. McMullan resigned from his position as Senior Vice President and Chief Financial Officer of MACOM Technology Solutions Holdings, Inc. (the “Company”). On July 1, 2019, Mr. McMullan executed a General Release Agreement (the “Release Agreement”) regarding his departure from the Company in consideration for certain severance payments and benefits from the Company described in a Letter Regarding Benefits on Termination from the Company attached thereto, including (i) 52 weeks of base salary equaling $414,574.94 and (ii) acceleration of the vesting of 10,000 restricted stock units that were granted to Mr. McMullan on November 6, 2018 under the Company’s 2012 Omnibus Incentive Plan, as amended and restated. In exchange for such severance, Mr. McMullan also executed an Employee Confidentiality and Invention Assignment Agreement in Connection with Severance attached to the General Release pursuant to which he agreed to certain restrictive covenants, including confidentiality, invention assignment, non-solicitation and non-interference.

This summary of the Release Agreement and attachments thereto does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ended June 28, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: July 3, 2019	By:	/s/ Ambra R. Roth
Ambra R. Roth
Vice President, General Counsel and Secretary